Exhibit 4.8
[FORM OF FIXED RATE MEDIUM-TERM NOTE, SERIES D]
(Face of Security)
          [IF A GLOBAL SECURITY, INSERT — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE 2008 INDENTURE AS DEFINED ON THE REVERSE OF THIS SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE 2008 INDENTURE AND THIS SECURITY.]
          [IF DTC IS THE DEPOSITARY, INSERT — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE GOLDMAN SACHS GROUP, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
          [INSERT ANY LEGEND REQUIRED BY THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER.]
          [INSERT ANY LEGEND REQUIRED BY THE EMPLOYEE RETIREMENT INCOME SECURITY ACT AND THE REGULATIONS THEREUNDER.]
          THIS SECURITY IS GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND THE RIGHTS OF THE HOLDER OF THIS SECURITY ARE SUBJECT TO CERTAIN RIGHTS OF THE FDIC, AS AND TO THE EXTENT INDICATED IN THIS SECURITY, INCLUDING SECTIONS 8, 10, 11, 12, 13, 14, 15, 16 AND 17 ON THE REVERSE HEREOF.
(Face of Security continued on next page)

CUSIP No.
THE GOLDMAN SACHS GROUP, INC.
MEDIUM-TERM NOTES, SERIES D
(Fixed Rate Security)
PRINCIPAL AMOUNT:
STATED MATURITY DATE:
SPECIFIED CURRENCY: U.S. dollars for all payments unless otherwise specified below:
•	payments of principal and any premium:

•	payments of interest:
EXCHANGE RATE AGENT:
INTEREST RATE: ___% per annum
INTEREST PAYMENT DATE(S):
ORIGINAL ISSUE DATE*:
ORIGINAL ISSUE DISCOUNT SECURITY:
•	Total Amount of OID:

•	Yield to Maturity:

•	Initial Accrual Period OID:
REDEMPTION COMMENCEMENT DATE:
REPAYMENT DATE(S):
REDEMPTION OR REPAYMENT PRICE(S):
DEFEASANCE:
•	Full Defeasance:

•	Covenant Defeasance:
OTHER TERMS:
          Terms left blank or marked “N/A”, “No”, “None” or in a similar manner do not apply to this Security except as otherwise may be specified.
          Whenever used in this Security, the terms specified above that apply to this Security have the meanings specified above, unless the context requires otherwise. Other terms used in this Security that are not defined herein but that are defined in the 2008 Indenture referred to in Section 1 on the reverse of this Security are used herein as defined therein.

*	This date shall be the issue date of this Security, unless there is a Predecessor Security, in which case this date shall be the issue date of the first Predecessor Security.
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          The Goldman Sachs Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor Person under the 2008 Indenture (as defined on the reverse of this Security)), for value received, hereby promises to pay to                     , or registered assigns, as principal the Principal Amount on the Stated Maturity Date and to pay interest thereon, from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or made available for payment, on the Interest Payment Date(s) in each year, commencing on the first such date that is at least 15 calendar days after the Original Issue Date, and at the Maturity of the principal hereof, at a rate per annum equal to the Interest Rate specified on the face hereof, until the principal hereof is paid or made available for payment. Any premium and any such installment of interest that is overdue at any time shall also bear interest (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum at which the principal then bears interest, from the date any such overdue amount first becomes due until it is paid or made available for payment. Notwithstanding the foregoing, interest on any principal, premium or installment of interest that is overdue shall be payable on demand.
          The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date will, as provided in the 2008 Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 15th calendar day (whether or not a Business Day, as such term is defined in Section 3 on the reverse hereof) next preceding such Interest Payment Date (a “Regular Record Date”); provided, however, if this Security is a Global Security, a Regular Record Date will instead occur on the fifth Business Day preceding such Interest Payment Date. Any interest so payable, but not punctually paid or made available for payment, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the 2008 Indenture. For the purpose of determining a Holder at the close of business on any relevant record date when business is not conducted, the close of business will mean 5:00 P.M., New York City time, on that day.
          The Company and the Trustee acknowledge that the Company has not opted out of the debt guarantee program (the “Debt Guarantee Program”) established by the Federal Deposit Insurance Corporation (“FDIC”) under its Temporary Liquidity Guarantee Program. As a result, this debt is guaranteed under the FDIC Temporary Liquidity Guarantee Program and is backed by the full faith and credit of the United States. The details of the FDIC guarantee are provided in the FDIC’s regulations,
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12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/tlgp. The expiration date of the FDIC’s guarantee is the earlier of the maturity date of this debt or June 30, 2012.
          The Trustee is hereby designated as the duly authorized representative of the Holder for purposes of making claims and taking other permitted or required actions under the Debt Guarantee Program (the “Representative”). The Holder of this Security may elect not to be represented by the Representative with respect to this Security by providing written notice of such election to the Representative.
          Notwithstanding any provision of this Security, any right of the Holder to receive payment in respect of this Security under the Debt Guarantee Program shall be subject to the procedures and other requirements of the Debt Guarantee Program, and the Holder will not be entitled under the Debt Guarantee Program to receive any additional interest or penalty amounts on account of any default or resulting delay in payment in respect of this Security.
     Currency of Payment
          Payment of principal of (and premium, if any) and interest on this Security will be made in the Specified Currency for such payment, except as provided in this and the next three paragraphs. The Specified Currency for any payment shall be the currency specified as such on the face of this Security unless, at the time of such payment, such currency is not legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date, in which case the Specified Currency for such payment shall be such coin or currency as at the time of such payment is legal tender for the payment of public and private debts in such country, except as provided in the next sentence. If the euro is specified on the face of this Security as the Specified Currency for any payment, the Specified Currency for such payment shall be such coin or currency as at the time of payment is legal tender for the payment of public and private debts in all EMU Countries (as defined in Section 3 on the reverse hereof), provided that, if on any day there are not at least two EMU Countries, or if on any day there are at least two EMU Countries but no coin or currency is legal tender for the payment of public and private debts in all EMU Countries, then the Specified Currency for such payment shall be deemed not to be available to the Company on such day.
          Except as provided in the next paragraph, any payment to be made on this Security in a Specified Currency other than U.S. dollars will be made in U.S. dollars if the Person entitled to receive such payment transmits a written request for such payment to be made in U.S. dollars to the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, on or before the fifth Business Day before the payment is to be made. Such written request may be mailed, hand delivered, telecopied or delivered in any other manner approved by the Trustee. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request
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is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date.
          The U.S. dollar amount of any payment made pursuant to the immediately preceding paragraph will be determined by the Exchange Rate Agent based upon the highest bid quotation received by the Exchange Rate Agent as of 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date, from three (or, if three are not available, then two) recognized foreign exchange dealers selected by the Exchange Rate Agent in The City of New York, in each case for the purchase by the quoting dealer, for U.S. dollars and for settlement on such payment date of an amount of such Specified Currency for such payment equal to the aggregate amount of such Specified Currency payable on such payment date to all Holders of this Security who elect to receive U.S. dollar payments on such payment date, and at which the applicable dealer commits to execute a contract. If the Exchange Rate Agent determines that two such bid quotations are not available on such second Business Day, such payment will be made in the Specified Currency for such payment. All currency exchange costs associated with any payment in U.S. dollars on this Security will be borne by the Holder entitled to receive such payment, by deduction from such payment.
          Notwithstanding the foregoing, if any amount payable on this Security is payable on any day (including at Maturity) in a Specified Currency other than U.S. dollars, and if such Specified Currency is not available to the Company on the two Business Days before such day, due to the imposition of exchange controls, disruption in a currency market or any other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligation to pay such amount in such Specified Currency by making such payment in U.S. dollars. The amount of such payment in U.S. dollars shall be determined by the Exchange Rate Agent on the basis of the noon buying rate for cable transfers in The City of New York, for such Specified Currency (the “Exchange Rate”) as of the latest day before the day on which such payment is to be made. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the 2008 Indenture or this Security.
     Manner of Payment – U.S. Dollars
          Except as provided in the next paragraph, payment of any amount payable on this Security in U.S. dollars will be made at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose), against surrender of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date); provided, however, that,
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at the option of the Company and subject to the next paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
          Payment of any amount payable on this Security in U.S. dollars will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the principal of this Security is at least $1,000,000 (or the equivalent in another currency) and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such payment and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.
     Manner of Payment – Other Specified Currencies
          Payment of any amount payable on this Security in a Specified Currency other than U.S. dollars will be made by wire transfer of immediately available funds to such account as is maintained in such Specified Currency at a bank or other financial institution acceptable to the Company and the Trustee and as shall have been designated at least five Business Days prior to the applicable payment date by the Person entitled to receive such payment; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Such account designation shall be made by transmitting the appropriate information to the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New
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York, by mail, hand delivery, telecopier or in any other manner approved by the Trustee. Unless revoked, any such account designation made with respect to this Security by the Holder hereof will remain in effect with respect to any further payments with respect to this Security payable to such Holder. If a payment in a Specified Currency other than U.S. dollars with respect to this Security cannot be made by wire transfer because the required account designation has not been received by the Trustee on or before the requisite date or for any other reason, the Company will cause a notice to be given to the Holder of this Security at its registered address requesting an account designation pursuant to which such wire transfer can be made and such payment will be made within five Business Days after the Trustee’s receipt of such a designation meeting the requirements specified above, with the same force and effect as if made on the due date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.
     Manner of Payment – Global Securities
          Notwithstanding any provision of this Security or the 2008 Indenture, if this Security is a Global Security, the Company may make any and all payments of principal, premium and interest on this Security pursuant to the Applicable Procedures of the Depositary for this Security as permitted in the 2008 Indenture.
     Payments Due on a Business Day
          Unless otherwise specified on the face of this Security, the following sentence shall apply to this Security. Notwithstanding any provision of this Security or the 2008 Indenture, if any amount of principal, premium or interest would otherwise be due on this Security on a day (the “Specified Day”) that is not a Business Day, such amount may be paid or made available for payment on the Business Day that is next succeeding the Specified Day with the same force and effect as if such amount were paid on the Specified Day, and no interest will accrue on the amount so payable for the period from the Specified Day to such next succeeding Business Day. The provisions of this paragraph shall apply to this Security in lieu of the provisions of Section 1.13 of the 2008 Indenture.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
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          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the 2008 Indenture or be valid or obligatory for any purpose.
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          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:

THE GOLDMAN SACHS GROUP, INC.
By:
Name:
Title:

          This is one of the Securities of the series designated herein and referred to in the 2008 Indenture.
     Dated:

THE BANK OF NEW YORK MELLON, as Trustee
By:
Authorized Signatory

(Reverse of Security)
          1. Securities and Indenture
          This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under a Senior Debt Indenture, dated as of July 16, 2008 (herein called the “2008 Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the 2008 Indenture), and reference is hereby made to the 2008 Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.
          2. Series and Denominations
          This Security is one of the series designated on the face hereof, limited to an aggregate principal amount (or the equivalent thereof in any other currency or currencies or currency units) as shall be determined and may be increased from time to time by the Company. References herein to “this series” mean the series of Securities designated on the face hereof.
          The Securities of this series are issuable only in registered form without coupons in “Authorized Denominations”, which term shall have the following meaning. For each Security of this series having a principal amount payable in U.S. dollars, the Authorized Denominations shall be $1,000 and integral multiples of $1,000 in excess thereof. For each Security of this series having a principal amount payable in a Specified Currency other than U.S. dollars, the Authorized Denominations shall be the amount of such Specified Currency equivalent, at the Exchange Rate on the first Business Day next preceding the date on which the Company accepts the offer to purchase such Security, to $1,000 or any integral multiples of $1,000 in excess thereof.
          3. Exchange Rate Agent and Related Terms
          If the principal of or interest on this Security is payable in a Specified Currency other than U.S. dollars, the Company has initially appointed the institution named on the face of this Security as Exchange Rate Agent to act as such agent with respect to this Security, but the Company may, in its sole discretion, appoint any other institution (including any Affiliate of the Company) to serve as any such agent from time to time. The Company will give the Trustee prompt written notice of any change in any such appointment. Insofar as this Security provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the
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kind contemplated hereby notwithstanding that any one or more of such institutions are such agent, Affiliates of such agent or Affiliates of the Company.
          All determinations made by the Exchange Rate Agent may be made by such agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the Holder of this Security and the Company. The Exchange Rate Agent shall not have any liability therefor.
          Unless otherwise specified on the face hereof, for all purposes of this Security, the term “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that (i) is not a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close, (ii) if the Specified Currency for any payment on this Security is other than U.S. dollars or euros, is not a day on which banking institutions in the principal financial center of the country issuing such Specified Currency generally are authorized or obligated by law, regulation or executive order to close, (iii) if the Specified Currency for any payment on this Security is euros, is not a Euro Business Day and (iv) solely with respect to any payment or other action to be made or taken at any Place of Payment outside The City of New York, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in such Place of Payment generally are authorized or obligated by law, regulation or executive order to close. “Euro Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday on which the Trans-European Automated Real-Time Gross Settlement Express (TARGET) System, or any successor system, is open for business. With respect to Section 13 of the reverse hereof and Exhibit B hereto, the definition of “Business Day” therein shall apply.
          References in this Security to U.S. dollars shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the United States of America.
          References in this Security to the euro shall mean, as of any time, the coin or currency (if any) that is then legal tender for the payment of public and private debts in all EMU Countries. “EMU Countries” means, at any time, the countries (if any) then participating in the European Economic and Monetary Union (or any successor union) pursuant to the Treaty on European Union of February 1992 (or any successor treaty), as it may be amended from time to time.
          References in this Security to a particular currency other than U.S. dollars and euros shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date.
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          4. Redemption
          Unless a Redemption Commencement Date is specified on the face hereof, this Security shall not be redeemable at the option of the Company before the Stated Maturity Date. If a Redemption Commencement Date is so specified, and unless otherwise specified on the face hereof, this Security is subject to redemption upon not less than 30 days’ nor more than 60 days’ notice at any time and from time to time on or after the Redemption Commencement Date, in each case as a whole or in part, at the election of the Company and at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Security to be redeemed), together with accrued interest to the Redemption Date, but interest installments due on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant record date, all as provided in the 2008 Indenture.
          5. Repayment at the Holder’s Option
          Except as otherwise may be provided on the face hereof, if one or more Repayment Dates are specified on the face hereof, this Security will be repayable in whole or in part in an amount equal to any Authorized Denomination (provided that the remaining principal amount of any Security surrendered for partial repayment shall at least equal an Authorized Denomination), on any such Repayment Date, in each case at the option of the Holder and at the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount to be repaid), together with accrued interest to the applicable Repayment Date (but interest installments due on or prior to such Repayment Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date as provided in the 2008 Indenture). If this Security provides for more than one Repayment Date and the Holder exercises its option to elect repayment, the Holder shall be deemed to have elected repayment on the earliest Repayment Date after all conditions to such exercise have been satisfied, and references herein to the “applicable Repayment Date” shall mean such earliest Repayment Date.
          In order for the exercise of such option to be effective and this Security to be repaid, the Company must receive at the applicable address of the Trustee set forth below (or at such other place or places of which the Company shall from time to time notify the Holder of this Security), on any Business Day not later than the 15th, and not earlier than the 25th, calendar day prior to the applicable Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), either (i) this Security, with the form below entitled “Option to Elect Repayment” duly completed and signed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of this Security, (b) the principal amount of
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this Security and the amount of this Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that the Company will receive this Security, with the form below entitled “Option to Elect Repayment” duly completed and signed, not later than five Business Days after the date of such facsimile transmission or letter (provided that this Security and form duly completed and signed are received by the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is The Bank of New York Mellon, Attention: Corporate Trust Administration, 101 Barclay Street, 4E, New York, New York 10286 (or at such other places as the Company or the Trustee shall notify the Holder of this Security). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Company, whose determination will be final and binding. Notwithstanding the foregoing, (x) if this Security is a Global Security, the option of the Holder to elect repayment may be exercised in accordance with the Applicable Procedures of the Depositary for this Security at least 15 calendar days prior to the applicable Repayment Date and (y) whether or not this Security is a Global Security, the option of the Holder to elect repayment may be exercised in any such manner as the Company may approve.
          6. Transfer and Exchange
          As provided in the 2008 Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
          As provided in the 2008 Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor, of a different Authorized Denomination, as requested by the Holder surrendering the same.
          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or

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not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
          If this Security is a Global Security, this Security shall be subject to the provisions of the 2008 Indenture relating to Global Securities, including the limitations in Section 3.05 thereof on transfers and exchanges of Global Securities (subject to Section 11 of the reverse of this Security).
          7. Defeasance
          The 2008 Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the 2008 Indenture. If so specified on the face hereof, either or both of such provisions are applicable to this Security, as so specified.
          8. Remedies
          Sections 5.01 and 5.02 of the 2008 Indenture are hereby amended with respect to the Securities of this series to the extent necessary to comply with Section 5.01 and Annex A of the Master Agreement, dated November 25, 2008, as the same may be amended from time to time (the “Master Agreement”), by and between the Company and the FDIC, attached hereto as Exhibit A. Subject to the immediately preceding sentence and Section 15 of the reverse of this Security, if an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the 2008 Indenture.
          As provided in and subject to the provisions of the 2008 Indenture and subject to Section 15 of the reverse of this Security, the Holder of this Security shall not have the right to institute any proceeding with respect to the 2008 Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

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          If so provided pursuant to the terms of any specific Securities, the above-referenced provisions of the 2008 Indenture regarding the ability of Holders to waive certain defaults, or to request the Trustee to institute proceedings (or to give the Trustee other directions) in respect thereof, may be applied differently with regard to such Securities.
          No reference herein to the 2008 Indenture and no provision of this Security or of the 2008 Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
          9. Modification and Waiver
          The 2008 Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company, and the rights of the Holders of the Securities to be affected, under the 2008 Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of all Securities at the time Outstanding to be affected, considered together as one class for this purpose (such affected Securities may be Securities of the same or different series and, with respect to any series, may comprise fewer than all the Securities of such series). The 2008 Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding to be affected, considered together as one class for this purpose (such affected Securities may be Securities of the same or different series and, with respect to any particular series, may comprise fewer than all the Securities of such series), on behalf of the Holders of all such affected Securities, to waive compliance by the Company with certain provisions of the 2008 Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the 2008 Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
          10. Subrogation
          The FDIC shall be subrogated to all of the rights of the Holder and the Representative under this Security and the 2008 Indenture against the Company in respect of any amounts paid to the Holder, or for the benefit of the Holder, by the FDIC pursuant to the Debt Guarantee Program.

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          11. Agreement to Execute Assignment upon Guarantee Payment
          The Holder hereby authorizes the Representative, at such time as the FDIC shall commence making any guarantee payments to the Representative for the benefit of the Holder pursuant to the Debt Guarantee Program, to execute an assignment in the form attached to this Security as Exhibit B pursuant to which the Representative shall assign to the FDIC its right as Representative to receive any and all payments from the Company under this Security on behalf of the Holder. The Company hereby consents and agrees that the FDIC is an acceptable transferee for all or any portion of the indebtedness hereunder for all purposes of this Security and upon any such assignment, the FDIC shall be deemed the Holder of this Security for all purposes hereof, and the Company hereby agrees to take such reasonable steps as are necessary to comply with any relevant provision of this Security and the 2008 Indenture as a result of such assignment.
          Section 3.05 of the 2008 Indenture is hereby amended with respect to the Securities of this series to the extent necessary to permit the Holder, the Representative and the Company to comply with this Section 11, Section 12 below or any other similar provision of this Security.
          12. Surrender of Senior Unsecured Debt Instrument to the FDIC
          If, at any time on or prior to the expiration of the period during which senior unsecured debt of the Company is guaranteed by the FDIC under the Debt Guarantee Program (the “Effective Period”), payment in full hereunder shall be made pursuant to the Debt Guarantee Program on the outstanding principal and accrued interest to such date of payment, the Holder shall, or the Holder shall cause the person or entity in possession to, promptly surrender to the FDIC this Security.
          13. Notice Obligations to FDIC of Payment Default
          If, at any time prior to the earlier of (a) full satisfaction of the payment obligations hereunder, or (b) expiration of the Effective Period, the Company is in default of any payment obligation hereunder, including timely payment of any accrued and unpaid interest, without regard to any cure period, the Representative covenants and agrees that it shall provide written notice to the FDIC within one (1) Business Day of such payment default. Solely for the purpose of this Section 13, “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or authorized by law to be closed in the State of New York.
          14. Ranking
          Any indebtedness of the Company to the FDIC arising under Section 2.03 of the Master Agreement will constitute a senior unsecured general obligation of the Company, ranking pari passu with any indebtedness hereunder.

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          15. No Event of Default during Time of Timely FDIC Guarantee Payments
          There shall not be deemed to be an Event of Default under this Security or the 2008 Indenture which would permit or result in the acceleration of amounts due hereunder, if such an Event of Default is due solely to the failure of the Company to make timely payment hereunder, provided that the FDIC is making timely guarantee payments with respect to this Security in accordance with 12 C.F.R Part 370.
          The following provisions of this paragraph shall apply to this Security in addition to, and without limiting, the foregoing provisions of this Section 15. No event that would otherwise constitute an Event of Default with respect to the Securities of this series shall constitute an Event of Default with respect to this Security, provided that, if any amounts of principal or interest are due in respect of this Security and have not been paid (or made available for payment), the FDIC is making timely guarantee payments of such amounts in accordance with 12 C.F.R Part 370. As a result, upon the occurrence of any such event (including any event of the kind specified in said Section 5.01), neither the Trustee nor the Holder of this Security shall be entitled, with respect to this Security, to seek any remedies otherwise available, or to take any other action otherwise provided for, under the 2008 Indenture upon an Event of Default (including any right to accelerate the Maturity of the principal of this Security pursuant to Section 5.02 of the 2008 Indenture, any right to exchange (at the Holder’s option) this Security for a Security that is not a Global Security pursuant to Section 3.05 thereof and any right to institute a proceeding pursuant to Section 5.07 thereof), provided that, if any amounts of principal or interest are due in respect of this Security and have not been paid (or made available for payment), the FDIC is making timely guarantee payments of such amounts in accordance with 12 C.F.R Part 370. Without limiting the foregoing, no event, including any event of the kind specified in Section 5.01(5) or 5.01(6) of the 2008 Indenture, shall result in the automatic acceleration of the Maturity of the principal of this Security pursuant to Section 5.02 thereof. Notwithstanding the foregoing, however, the rights of the Holder of this Security pursuant to Section 5.08 of the 2008 Indenture shall not be affected by this Section 15. With regard to this Security, the provisions of Article Five of the 2008 Indenture shall be subject to, and shall be deemed modified as necessary to be consistent with, the provisions of this Section 15.
          16. No Modifications without FDIC Consent
          Without the express written consent of the FDIC, the Company and the Trustee agree not to amend, modify, supplement or waive any provision in this Security or the 2008 Indenture that is related to the principal, interest, payment, default or ranking of the indebtedness hereunder or that is required to be included herein pursuant to the Master Agreement.

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          17. Demand Obligations to FDIC upon the Company’s Failure to Pay
          On the 30th day after the date the Company defaults in payment of interest on this Security, which default has not been cured by the Company by such 30th day, in the case of default in interest, or at the Maturity, in the case of default in principal of this Security, the Representative shall make a demand on behalf of the Holder to the FDIC for payment on the guaranteed amount under the Debt Guarantee Program. Such demand shall be accompanied by a proof of claim, which shall include evidence, to the extent not previously provided in the Master Agreement, in form and content satisfactory to the FDIC, of: (A) the Representative’s financial and organizational capacity to act as Representative; (B) the Representative’s exclusive authority to act on behalf of the Holder and its fiduciary responsibility to the Holder when acting as such, as established by the terms of this Security and the 2008 Indenture; (C) the occurrence of a payment default; and (D) the authority to make an assignment of the Holder’s right, title, and interest in this Security to the FDIC and to effect the transfer to the FDIC of the Holder’s claim in any insolvency proceeding. Such assignment shall include the right of the FDIC to receive any and all distributions on this Security from the proceeds of the receivership or bankruptcy estate. Any demand under this Section 17 shall be made in writing and directed to the Director, Division of Resolution and Receiverships, Federal Deposit Insurance Corporation, Washington, D.C., and shall include all supporting evidences as provided in this Section 17, and shall certify to the accuracy thereof.
          18. Governing Law
          This Security and the 2008 Indenture shall be governed by and construed in accordance with the laws of the State of New York.

CUSIP NO.
ORIGINAL ISSUE DATE:
THE GOLDMAN SACHS GROUP, INC.
MEDIUM-TERM NOTE, SERIES D
OPTION TO ELECT REPAYMENT
TO BE COMPLETED ONLY IF THIS SECURITY IS REPAYABLE
AT THE OPTION OF THE HOLDER AND THE HOLDER
ELECTS TO EXERCISE SUCH RIGHT
          The undersigned hereby irrevocably requests and instructs the Company to repay the Security referred to in this notice (or the portion thereof specified below) at the applicable Repayment Price, together with interest to the Repayment Date, all as provided for in such Security, to the undersigned, whose name, address and telephone number are as follows:

(please print name of the undersigned)

(please print address of the undersigned)

(please print telephone number of the undersigned)
          If such Security provides for more than one Repayment Date, the undersigned requests repayment on the earliest Repayment Date after the requirements for exercising this option have been satisfied, and references in this notice to the Repayment Date mean such earliest Repayment Date. Terms used in this notice that are defined in such Security are used herein as defined therein.
          For such Security to be repaid the Company must receive at the applicable address of the Trustee set forth below or at such other place or places of which the Company or the Trustee shall from time to time notify the Holder of such Security, any Business Day not later than the 15th or earlier than the 25th calendar day prior to the Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), (i) such Security, with this “Option to Elect Repayment” form duly completed and signed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of such Security, (b) the principal amount of such Security and the amount of such Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that such Security to be repaid with the form entitled “Option to Elect Repayment” on the addendum to the Security duly completed and signed will be received by the Company not later than five Business Days after the date of such facsimile transmission or letter (provided that such Security and form duly completed and signed are received by the

Company by such fifth Business Day). The address to which such deliveries are to be made is:
The Bank of New York Mellon
Attention: Corporate Trust Administration
101 Barclay Street, 4E
New York, New York 10286
or at such other place as the Company or the Trustee shall notify the Holder of such Security.
          If less than the entire principal amount of such Security is to be repaid, specify the portion thereof (which shall equal any Authorized Denomination) that the Holder elects to have repaid:

and specify the denomination or denominations (which shall equal any Authorized Denomination) of the Security or Securities to be issued to the Holder in respect of the portion of such Security not being repaid (in the absence of any specification, one Security will be issued in respect of the portion not being repaid):

Date:

Notice: The signature to this Option to Elect Repayment must correspond with the name of the Holder as written on the face of such Security in every particular without alteration or enlargement or any other change whatsoever.

ABBREVIATIONS
          The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations.
          TEN COM – as tenants in common
          TEN ENT – as tenants by the entireties
          JT TEN – as joint tenants with the right of survivorship and not as tenants in common
          UNIF GIFT MIN ACT –                      Custodian
                                                         (Cust)                              (Minor)
under Uniform Gifts to Minors Act

(State)
Additional abbreviations may also be used
though not in the above list.

ASSIGNMENT
          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

/                                        /

(Please Print or Typewrite Name and Address
Including Postal Zip Code of Assignee)

the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.
Dated:
Signature Guaranteed

NOTICE: Signature must be guaranteed.	NOTICE: The signature to this assignment must correspond with the name of the Holder as written upon the face of the attached Security in every particular, without alteration or enlargement or any change whatever.

EXHIBIT A

MASTER AGREEMENT
Federal Deposit Insurance Corporation
Temporary Liquidity Guarantee Program — Debt Guarantee Program

TLGP Master Agreement 11/24/08

TLGP Master Agreement 11/24/08

MASTER AGREEMENT
     THIS MASTER AGREEMENT (this “Master Agreement”) is being entered into as of the date set forth on the signature page hereto by and between THE FEDERAL DEPOSIT INSURANCE CORPORATION, a corporation organized under the laws of the United States of America and having its principal office in Washington, D.C. (the “FDIC”), and the entity whose name appears on the signature page hereto (the “Issuer”).
RECITALS
     WHEREAS, on November 21, 2008, the FDIC issued its Final Rule, 12 C.F.R. Part 370 (as may be amended from time to time, the “Rule”), establishing the Temporary Liquidity Guarantee Program (the “Program”); and
     WHEREAS, pursuant to the Rule, the FDIC will guarantee the payment of certain newly-issued “senior unsecured debt” (as defined in the Rule, hereinafter “Senior Unsecured Debt”) issued by an “eligible entity” (as defined in the Rule); and
     WHEREAS, the Issuer is an eligible entity for purposes of the Rule and has elected to participate in the debt guarantee component of the Program.
ARTICLE I
DEFINITIONS
     1.01. Certain Defined Terms. As used in this Master Agreement, the following terms shall have the following meanings:
     “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or authorized by law to be closed in the State of New York.
     “FDIC” has the meaning ascribed to such term in the introductory paragraph to this Master Agreement.
     “FDIC Guarantee” means the guarantee of payment by the FDIC of the Senior Unsecured Debt of the Issuer in accordance with the terms of the Program.
     “Guarantee Payment” means any payment made by the FDIC under the Program with respect to Senior Unsecured Debt of the Issuer.
     “Guarantee Payment Notice” has the meaning ascribed to such term in Section 2.02.
     “Issuer” has the meaning ascribed to such term in the introductory paragraph to this Master Agreement.
     “Issuer Make-Whole Payments” has the meaning ascribed to such term in Section 2.03.

TLGP Master Agreement 11/24/08

     “Issuer Reports” means reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that the Issuer or any subsidiary of the Issuer is required to file with any governmental entity.
     “Master Agreement” means this Master Agreement, together with all Annexes and amendments hereto.
     “Material Adverse Effect” means a material adverse effect on the business, results of operations or financial condition of the Issuer and its consolidated subsidiaries taken as a whole.
     “Program” has the meaning ascribed to such term in the Recitals.
     “Reimbursement Payment” has the meaning ascribed to such term in Section 2.03.
     “Relevant Provision” means any provision that is related to the principal, interest, payment, default or ranking of the Senior Unsecured Debt, any provision contained in Annex A or any other provision the amendment of which would require the consent of any or all of the holders of such debt.
     “Representative” means the trustee, administrative agent, paying agent or other fiduciary or agent designated as the “Representative” under the governing documents for any Senior Unsecured Debt of the Issuer subject to the FDIC Guarantee for purposes of submitting claims or taking other actions under the Program.
     “Rule” has the meaning ascribed to such term in the Recitals.
     “Senior Unsecured Debt” has the meaning ascribed to such term in the Recitals.
     1.02. Terms Generally. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, the terms “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Master Agreement and not to any particular provision of this Master Agreement, and Article, Section and paragraph references are to the Articles, Sections and paragraphs of this Master Agreement unless otherwise specified, and the word “including” and words of similar import when used in this Master Agreement shall mean “including, without limitation”, unless otherwise specified.
ARTICLE II
SENIOR DEBT GUARANTEE
     2.01. Acknowledgement of Guarantee. The FDIC hereby acknowledges that the Issuer has elected to participate in the debt guarantee component of the Program and that, as a result, the Issuer’s Senior Unsecured Debt is guaranteed by the FDIC to the extent set forth in, and subject to the provisions of, the Rule, and subject to the terms hereof.
     2.02. Guarantee Payments. The Issuer understands and acknowledges that any Guarantee Payment with respect to a particular issue of Senior Unsecured Debt shall be paid by the FDIC directly to:

2	TLGP Master Agreement 11/24/08

     (a) the Representative with respect to such Senior Unsecured Debt if a Representative has been designated; or
     (b) the registered holder(s) of such Senior Unsecured Debt if no Representative has been designated; or
     (c) any registered holder of such Senior Unsecured Debt who has opted out of being represented by the designated Representative;
in each case, pursuant to the claims procedure set forth in the Rule. In no event shall the FDIC make any Guarantee Payment to the Issuer directly. The FDIC will provide prompt written notice to the Issuer of any Guarantee Payment made by the FDIC with respect to any of the Issuer’s Senior Unsecured Debt (the “Guarantee Payment Notice”).
     2.03. Issuer Make-Whole Payments. In consideration of the FDIC providing the FDIC Guarantee with respect to the Senior Unsecured Debt of the Issuer, the Issuer hereby irrevocably and unconditionally covenants and agrees:
     (a) to reimburse the FDIC immediately upon receipt of the Guarantee Payment Notice for all Guarantee Payments set forth in the Guarantee Payment Notice (the “Reimbursement Payment”) (without duplication of any amounts actually received by the FDIC as subrogee or assignee under the governing documents of the relevant Senior Unsecured Debt of the Issuer);
     (b) beginning as of the date of the Issuer’s receipt of the Guarantee Payment Notice, to pay interest on any unpaid Reimbursement Payments until such Reimbursement Payments shall have been paid in full by the Issuer, at an interest rate equal to one percent (1%) per annum above the non-default interest rate payable on the Senior Unsecured Debt with respect to which the relevant Guarantee Payments were made, as calculated in accordance with the documents governing such Senior Unsecured Debt; and
     (c) to reimburse the FDIC for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection or other enforcement of the Issuer’s payment obligations hereunder. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the FDIC’s agents, counsel, accountants and experts.
Clauses (a), (b) and (c) above are collectively referred to herein as the “Issuer Make-Whole Payments”. The indebtedness of the Issuer to the FDIC arising under this Section 2.03 constitutes a senior unsecured general obligation of the Issuer, ranking pari passu with other senior unsecured indebtedness of the Issuer, including without limitation Senior Unsecured Debt of the Issuer that is subject to the FDIC Guarantee.
     2.04. Waiver of Defenses. The Issuer hereby waives any defenses it might otherwise have to its payment obligations under any of the Issuer’s Senior Unsecured Debt or under Section 2.03 hereof, in each case beginning at such time as the FDIC has made any Guarantee

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Payment with respect to such Senior Unsecured Debt and continuing until such time as all Issuer Make-Whole Payments have been received by the FDIC.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE ISSUER
     3.01. Organization and Authority. The Issuer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with the necessary power and authority to own its properties and conduct its business in all material respects as currently conducted, except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     3.02. Authorization, Enforceability.
     (a) The Issuer has the power and authority to execute and deliver this Master Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Issuer of this Master Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Issuer, and no further approval or authorization is required on the part of the Issuer. This Master Agreement is a valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).
     (b) The execution, delivery and performance by the Issuer of this Master Agreement and the consummation of the transactions contemplated hereby and compliance by the Issuer with the provisions hereof, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Issuer or any subsidiary of the Issuer under, any of the terms, conditions or provisions of, as applicable, (X) its organizational documents or (Y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Issuer or any subsidiary of the Issuer may be bound, or to which the Issuer or any subsidiary of the Issuer may be subject, or (ii) violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Issuer or any subsidiary of the Issuer or any of their respective properties or assets except, in the case of clauses (i)(Y) and (ii), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.
     (c) No prior notice to, filing with, exemption or review by, or authorization, consent or approval of, any governmental entity is required to be made or obtained by the Issuer in connection with the execution of this Master Agreement, except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals which have been made or obtained

4	TLGP Master Agreement 11/24/08

or the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     3.03. Reports. Since December 31, 2007, the Issuer and each subsidiary of the Issuer has timely filed all Issuer Reports and has paid all fees and assessments due and payable in connection therewith, except, in each case, as would not individually or in the aggregate have a Material Adverse Effect. As of their respective dates of filing, the Issuer Reports complied in all material respects with all statutes and applicable rules and regulations of all applicable governmental entities. In the case of each such Issuer Report filed with or furnished to the Securities and Exchange Commission, if any, such Issuer Report (a) did not, as of its date, or if amended prior to the date of this Master Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, (b) complied as to form in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and (c) no executive officer of the Issuer or any subsidiary of the Issuer has failed in any respect to make the certifications required by him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002. With respect to all other Issuer Reports, the Issuer Reports were complete and accurate in all material respects as of their respective dates.
ARTICLE IV
NOTICE AND REPORTING
     4.01. Reports of Existing and Future Guaranteed Debt. The Issuer shall provide reports to the FDIC of the amount of all Senior Unsecured Debt subject to the FDIC Guarantee in accordance with the reporting requirements of the Rule.
     4.02. On-going Reporting. The Issuer covenants and agrees that, for so long as it has outstanding Senior Unsecured Debt that is subject to the FDIC Guarantee, it shall furnish or cause to be furnished to the FDIC (a) monthly reports, in such form as specified by the FDIC, containing information relating to the Issuer’s outstanding Senior Unsecured Debt that is subject to the FDIC Guarantee and such other information as may be requested in such form, and (b) such other information that the FDIC may reasonably request, such other information to be delivered within ten (10) Business Days of receipt by the Issuer of any such request.
     4.03. Notice of Defaults. The Issuer covenants and agrees that it shall notify the FDIC within one (1) Business Day of any default in the payment of any principal or interest when due, without giving effect to any cure period, with respect to any indebtedness of the Issuer (including debt that is not subject to the FDIC Guarantee), whether such debt is existing as of the date of this Master Agreement or is issued subsequent to the date hereof, if such default would result, or would reasonably be expected to result, in an event of default under any Senior Unsecured Debt of the Issuer that is subject to the FDIC Guarantee.

5	TLGP Master Agreement 11/24/08

ARTICLE V
COVENANTS AND ACKNOWLEDGMENTS OF THE ISSUER
     5.01. Terms to be included in Future Guaranteed Debt. The governing documents for the issuance of any Senior Unsecured Debt of the Issuer that is subject to the FDIC Guarantee shall contain each of the provisions set forth in Annex A. If a particular issue of Senior Unsecured Debt is evidenced solely by a trade confirmation, the Issuer shall use commercially reasonable efforts to cause the holder of such debt to execute a written instrument setting forth the holder’s agreement to be bound by the provisions set forth in Annex A. No document governing the issuance of Senior Unsecured Debt of the Issuer that is subject to the FDIC Guarantee shall contain any provision that would result in the automatic acceleration of the debt upon a default by the Issuer at any time during which the FDIC Guarantee is in effect or during which Guarantee Payments are being made in accordance with Section 370.12(b)(2) of the Rule.
     5.02. Breaches; False or Misleading Statements. The Issuer acknowledges and agrees that (a) if it is in breach of any provision of this Master Agreement or (b) if it makes any false or misleading statement or representation in connection with the Issuer’s participation in the Program, or makes any statement or representation in bad faith with the intent to influence the actions of the FDIC, the FDIC may take the enforcement actions provided in Section 370.11 of the Rule, including termination of the Issuer’s participation in the Program. As set forth in the Rule, any termination of the Issuer’s participation in the Program would solely have prospective effect, and would in no event affect the FDIC Guarantee with respect to Senior Unsecured Debt of the Issuer that is issued and outstanding prior to the termination of the Issuer’s participation in the Program.
     5.03. No Modifications. The Issuer covenants and agrees that it shall not amend, modify, or consent to any amendment or modification, or waive any Relevant Provision, without the express written consent of the FDIC.
     5.04. Waiver by the Issuer. The Issuer acknowledges and agrees that if any covenant, stipulation or other provision of this Master Agreement that imposes on the Issuer the obligation to make any payment is at any time void under any provision of applicable law, the Issuer will not make any claim, counterclaim or institute any proceedings against the FDIC or any of its assignees or subrogees for any amount paid by the Issuer at any time, and the Issuer waives unconditionally and absolutely any rights and defenses, legal or equitable, which arise under or in connection with any such provision and which might otherwise be available to it for recovery of any amount due under this Master Agreement.
ARTICLE VI
GENERAL PROVISIONS
     6.01. Amendment and Modification of this Master Agreement. This Master Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Master Agreement.

6	TLGP Master Agreement 11/24/08

     6.02. Notices. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given when mailed, delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):
     if to the Issuer, to the address appearing on the signature page hereto

if to the FDIC, to:	The Federal Deposit Insurance Corporation
Deputy Director, Receivership Operations Branch
Division of Resolutions and Receiverships
Attention: Master Agreement
550 17th Street, N.W.
Washington, DC 20429
     6.03. Counterparts. This Master Agreement may be executed in counterparts, which, together, shall be considered one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original, executed counterparts, provided receipt of such counterparts is confirmed.
     6.04. Severability. Any term or provision of this Master Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.
     6.05. Governing Law. Federal law of the United States shall control this Master Agreement. To the extent that federal law does not supply a rule of decision, this Master Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to principles of conflicts of law other than Section 5-1401 of the New York General Obligations Law. Nothing in this Master Agreement will require any unlawful action or inaction by either party.
     6.06. Venue. Each of the parties hereto irrevocably and unconditionally agrees that any legal action arising under or in connection with this Master Agreement is to be instituted in the United States District Court in and for the District of Columbia or in any United States District Court in the jurisdiction where the Issuer’s principal office is located.
     6.07. Assignment. Neither this Master Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, and any purported assignment

7	TLGP Master Agreement 11/24/08

without such consent shall be void. Subject to the preceding sentence, this Master Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
     6.08. Headings. The headings and subheadings of the Table of Contents, Articles and Sections contained in this Master Agreement, except the terms identified for definition in Article I and elsewhere in this Master Agreement, are inserted for convenience only and shall not affect the meaning or interpretation of this Master Agreement or any provision hereof.
     6.09. Delivery Requirement. The Issuer shall submit a completed, executed and dated copy of the signature page hereto to the FDIC within five (5) business days of the date of the Issuer’s election to continue participating in the debt guarantee component of the Program in accordance with the delivery instructions set forth on the signature page.
[SIGNATURES BEGIN ON NEXT PAGE]

8	TLGP Master Agreement 11/24/08

     IN WITNESS WHEREOF, the Issuer and the FDIC have caused this Master Agreement to be executed by their respective officers thereunto duly authorized.

THE FEDERAL DEPOSIT INSURANCE CORPORATION
By:
Name:
Title:

NAME OF ISSUER:
THE GOLDMAN SACHS GROUP, INC.

By:	/s/ David Viniar
	Name:	David Viniar
Chief Financial Officer

Address of Issuer: 85 Broad Street New York, New York 10004 FDIC Certificate Number: ________________________ RSSD ID or OTS Docket Number: 2380443 Date: 11/25/08
Delivery Instructions
     Please deliver a completed, executed and dated copy of this Signature Page to the FDIC within five (5) business days of the date of the Issuer’s election to continue participating in the Debt Guarantee Program. Email is the preferred method of delivery to MasterAgreement@fdic.gov, or you may send it by an overnight courier service such as FedEx to Senior Counsel, Special Issues Unit, E7056, Attention: Master Agreement, 3501 Fairfax Drive, Arlington, Virginia, 22226.

TLGP Master Agreement 11/24/08

Annex A
Terms to be Included in Future Issuances of FDIC Guaranteed Senior Unsecured Debt
     The following provisions shall be included in the governing documents for the issuance of Senior Unsecured Debt of the Issuer that is subject to the FDIC Guarantee, in substantially the form presented below, unless otherwise specified. The appropriate name of the governing document(s) shall be inserted in place of the term “Agreement” where it appears in this Annex A.
Acknowledgement of the FDIC’s Debt Guarantee Program
     The parties to this Agreement acknowledge that the Issuer has not opted out of the debt guarantee program (the “Debt Guarantee Program”) established by the Federal Deposit Insurance Corporation (“FDIC”) under its Temporary Liquidity Guarantee Program. As a result, this debt is guaranteed under the FDIC Temporary Liquidity Guarantee Program and is backed by the full faith and credit of the United States. The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/tlgp. The expiration date of the FDIC’s guarantee is the earlier of the maturity date of this debt or June 30, 2012. [The italicized portion of the above provision shall be included exactly as written above]
Representative
     The [insert name of the: trustee, administrative agent, paying agent or other fiduciary or agent to be designated as the duly authorized representative of the debt holders] is designated under this Agreement as the duly authorized representative of the holder[s] for purposes of making claims and taking other permitted or required actions under the Debt Guarantee Program (the “Representative”). Any holder may elect not to be represented by the Representative by providing written notice of such election to the Representative.
Subrogation
     The FDIC shall be subrogated to all of the rights of the holder[s] and the Representative, if there shall be one, under this Agreement against the Issuer in respect of any amounts paid to the holder[s], or for the benefit of the holder[s], by the FDIC pursuant to the Debt Guarantee Program.
Agreement to Execute Assignment upon Guarantee Payment
[If there is a Representative, insert the following:]
     The holder[s] hereby authorize the Representative, at such time as the FDIC shall commence making any guarantee payments to the Representative for the benefit of the holder[s] pursuant to the Debt Guarantee Program, to execute an assignment in the form attached to this Agreement as Exhibit [     ] [See Annex B to Master Agreement] pursuant to which the Representative shall assign to the FDIC its right as Representative to receive any and all payments from the Issuer under this Agreement on behalf of the holder[s]. The Issuer hereby consents and agrees that the FDIC is an acceptable transferee for all or any portion of the indebtedness hereunder for all purposes of this Agreement and upon any such assignment, the
TLGP Master Agreement 11/24/08

FDIC shall be deemed a holder under this Agreement for all purposes hereof, and the Issuer hereby agrees to take such reasonable steps as are necessary to comply with any relevant provision of this Agreement as a result of such assignment.
[or, if (i) there is no Representative or (ii) the holder has exercised its right not to be represented by the Representative, insert the following:]
     The holder[s] hereby agree that, at such time as the FDIC shall commence making any guarantee payments to the holder[s] pursuant to the Debt Guarantee Program, the holder[s] shall execute an assignment in the form attached to this Agreement as Exhibit [     ] [See Annex B to Master Agreement] pursuant to which the holder[s] shall assign to the FDIC [its/their] right to receive any and all payments from the Issuer under this Agreement. The Issuer hereby consents and agrees that the FDIC is an acceptable transferee for all or any portion of the indebtedness hereunder for all purposes of this Agreement and upon any such assignment, the FDIC shall be deemed a holder under this Agreement for all purposes thereof, and the Issuer hereby agrees to take such reasonable steps as are necessary to comply with any relevant provision of this Agreement as a result of such assignment.
Surrender of Senior Unsecured Debt Instrument to the FDIC
     If, at any time on or prior to the expiration of the period during which senior unsecured debt of the Issuer is guaranteed by the FDIC under the Debt Guarantee Program (the “Effective Period”), payment in full hereunder shall be made pursuant to the Debt Guarantee Program on the outstanding principal and accrued interest to such date of payment, the holder shall, or the holder shall cause the person or entity in possession to, promptly surrender to the FDIC the security certificate, note or other instrument evidencing such debt, if any.
Notice Obligations to FDIC of Payment Default
     If, at any time prior to the earlier of (a) full satisfaction of the payment obligations hereunder, or (b) expiration of the Effective Period, the Issuer is in default of any payment obligation hereunder, including timely payment of any accrued and unpaid interest, without regard to any cure period, the Representative covenants and agrees that it shall provide written notice to the FDIC within one (1) Business Day of such payment default.
Ranking
     Any indebtedness of the Issuer to the FDIC arising under Section 2.03 of the Master Agreement entered into by the Issuer and the FDIC in connection with the Debt Guarantee Program will constitute a senior unsecured general obligation of the Issuer, ranking pari passu with any indebtedness hereunder.
No Event of Default during Time of Timely FDIC Guarantee Payments
     There shall not be deemed to be an event of default under this Agreement which would permit or result in the acceleration of amounts due hereunder, if such an event of default is due solely to the failure of the Issuer to make timely payment hereunder, provided that the FDIC is
TLGP Master Agreement 11/24/08

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making timely guarantee payments with respect to the debt obligations hereunder in accordance with 12 C.F.R Part 370.
No Modifications without FDIC Consent
     Without the express written consent of the FDIC, the parties hereto agree not to amend, modify, supplement or waive any provision in this Agreement that is related to the principal, interest, payment, default or ranking of the indebtedness hereunder or that is required to be included herein pursuant to the Master Agreement executed by the Issuer in connection with the Debt Guarantee Program.
TLGP Master Agreement 11/24/08

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EXHIBIT B
ASSIGNMENT
          This Assignment is made pursuant to the terms of Section 10 of the reverse of The Goldman Sachs Group, Inc.’s                      Notes due                     , CUSIP No.                      (the “Security”), between The Bank of New York Mellon (the “Representative”), acting on behalf of the Holder of the Security who have not opted out of representation by the Representative, and The Goldman Sachs Group, Inc. (the “Company”) with respect to the debt obligations of the Company that are guaranteed under the Debt Guarantee Program. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Security. Solely for the purpose of this Assignment, “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or authorized by law to be closed in the State of New York.
          For value received, the Representative, on behalf of the Holder (the “Assignor”), hereby assigns to the Federal Deposit Insurance Corporation (the “FDIC”), without recourse, all of the Assignor’s respective rights, title and interest in and to: (a) the Security; (b) the Senior Debt Indenture, dated July 16, 2008 (the “2008 Indenture”), by and between the Company and the Representative, with respect to the Security; and (c) any other instrument or agreement executed by the Company regarding obligations of the Company under the Security or the 2008 Indenture with respect to the Security (collectively, the “Assignment”).
          The Assignor hereby certifies that:
          1. Without the FDIC’s prior written consent, the Assignor has not:
          (a) agreed to any material amendment of the Security or to any material deviation from the provisions thereof; or
          (b) accelerated the maturity of the Security.
          [Instructions to the Assignor: If the Assignor has not assigned or transferred any interest in the Security and related documentation, such Assignor must include the following representation.]
          2. The Assignor has not assigned or otherwise transferred any interest in the Security;
          [Instructions to the Assignor: If the Assignor has assigned a partial interest in the Security and related documentation, the Assignor must include the following representation.]

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          2. The Assignor has assigned part of its rights, title and interest in the Security to                      pursuant to the                      agreement, dated as of                     , 20___, between                     , as assignor, and                     , as assignee, an executed copy of which is attached hereto.
          The Assignor acknowledges and agrees that this Assignment is subject to the Security and the 2008 Indenture and to the following:
          1. In the event the Assignor receives any payment under or related to the Security from a party other than the FDIC (a “Non-FDIC Payment”):
          (a) after the date of demand for a guarantee payment on the FDIC pursuant to 12 CFR Part 370, but prior to the date of the FDIC’s first guarantee payment under the Security pursuant to 12 CFR Part 370, the Assignor shall promptly but in no event later than five (5) Business Days after receipt notify the FDIC of the date and the amount of such Non-FDIC Payment and shall apply such payment as payment made by the Company, and not as a guarantee payment made by the FDIC, and therefore, the amount of such payment shall be excluded from this Assignment; and
          (b) after the FDIC’s first guarantee payment under the Security, the Assignor shall forward promptly to the FDIC such Non-FDIC Payment in accordance with the payment instructions provided in writing by the FDIC.
          2. Acceptance by the Assignor of payment pursuant to the Debt Guarantee Program on behalf of the Holder shall constitute a release by the Holder of any liability of the FDIC under the Debt Guarantee Program with respect to such payment.
          The Person who is executing this Assignment on behalf of the Assignor hereby represents and warrants to the FDIC that he/she/it is duly authorized to do so.

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******
          IN WITNESS WHEREOF, the Assignor has caused this instrument to be executed and delivered this ___day of                     , 20___.

Very truly yours,

[ASSIGNOR]

By:

(Signature)

Name:

(Print)

Title:

(Print)
Consented to and acknowledged by this ___day of ___, 20___:
THE FEDERAL DEPOSIT INSURANCE CORPORATION

By:
(Signature)

Name:
(Print)

Title:
(Print)

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